Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Skillz. Inc. Registration Statement on Form S-8, of our report dated March 5, 2020, relating to the financial statements of Flying Eagle Acquisition Corp.

/s/ WithumSmith+Brown, PC

New York, New York

February 23, 2021